EXHIBIT 99.1

List of Investors, Subscription Amounts and Type of Investment Documents Signed

	Investor	Subscription Amount	Type of Investment Documents Signed
1.	Ursula Ulrich (Reg S)	$25,000	Type A
2.	Roger Mulhaupt (Reg S)	$382,000	Type A
3.	Schlumberger Master Pension (Reg D)	$302,550	Type A
4.	Alexander Dawson Foundation (Reg D)	$91,800	Type A
5.	Conrad Hilton Foundation (Reg D)	$223,650	Type A
6.	Dekko Foundation (Reg D)	$73,500	Type A
7.	Hyde Park Foundry & Machine Pension (Reg D)	$11,100	Type A
8.	Southside Hospital (Reg D)	$47,400	Type A
9.	Ulex Holdings S.A. (Reg S)	$240,000	Type B
10.	AES Capital Partners (Reg D)	$75,000	Type B
11.	Silver Road Company (Reg S)	$150,000	Type B
12.	AU Capital LP (Reg D)	$100,000	Type B
13.	Marjorie Gorelik (Reg D)	$30,000	Type B
14.	Elton Participation Group (Reg S)	$800,000	Type B
15.	Peter-Paul Stengel (Reg S)	$175,000	Type B
16.	Gabriele Stengal (Reg S)	$25,000	Type B
17.	Beskivest Chart Ltd. (Reg S)	$100,000	Type B
18.	Alfred Haber (Reg D)	$90,000	Type B
19.	Abundance Partners L.P. (Reg D)	$25,000	Type B
20.	Joachim Lehnert (Reg S)	$10,000	Type B
21.	Wolfgang Duewelhenke (Reg D)	$10,000	Type B
22.	PSH Management (Reg)	$75,000	Type B
	TOTAL	$3,062,000